Filed Pursuant to Rule 424(b)(3)

Registration No. 333-180356

RREEF PROPERTY TRUST, INC.

SUPPLEMENT NO. 6 DATED JULY 30, 2013

TO THE PROSPECTUS DATED APRIL 12, 2013

This document supplements, and should be read in conjunction with, our prospectus dated April 12, 2013, as supplemented by Supplement No. 1 dated May 6, 2013, Supplement No. 2 dated May 10, 2013, Supplement No. 3 dated May 31, 2013, Supplement No. 4 dated June 3, 2013 and Supplement No. 5 dated July 1, 2013, relating to our offering of up to $2,500,000,000 in shares of our common stock. Terms used in this Supplement No. 6 and not otherwise defined herein have the same meanings as set forth in our prospectus. The purpose of this Supplement No. 6 is to disclose:

•	an update to our suitability standards;

•	an update to our plan of distribution;

•	additional information regarding the redemption plans of our sponsor’s prior programs at the request of a blue sky securities administrator; and

•	a revised form of subscription agreement.

Suitability Standards

The paragraph applicable only to New Jersey investors under the “Suitability Standards” section of our prospectus is deleted in its entirety and replaced with the following:

New Jersey Investors. Purchasers residing in New Jersey may not invest more than 10% of their liquid net worth in our shares and shares of other direct participation programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

The “Suitability Standards” section of our prospectus is revised to include the following:

Ohio Investors. Purchasers residing in Ohio may not invest more than 10% of their liquid net worth in our shares, shares of our affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

Plan of Distribution

The disclosure in our prospectus under “Plan of Distribution—Underwriting Compensation—Selling Commissions and Discounts—Class A Shares” on pages 168-169 is deleted in its entirety and replaced with the following:

Class A Shares. Subject to the volume and other discounts or waivers described below, we pay the dealer manager selling commissions of up to approximately 3.0% of the NAV per Class A share sold in the primary offering. All of the selling commission will be reallowed to participating broker-dealers. Further, as described below, selling commissions may be reduced or waived in connection with volume or other discounts, for other fee arrangements, for sales to certain categories of purchasers or at the request of certain participating broker-dealers. The net offering proceeds per share that we receive will not be affected by any reduction or waiver of selling commissions. You should consult with your financial advisor to determine whether reduced selling commissions are available.

We are offering volume discounts to qualifying purchasers (as defined below) who purchase more than $500,000 in Class A shares from the same broker-dealer, whether in a single purchase or as the result of multiple purchases. The dealer manager and any participating broker-dealers and their registered representatives will be responsible for implementing the volume discounts. Any reduction in the amount of the selling commissions as a result of volume discounts received may be credited to the qualifying purchasers in the form of the issuance of additional shares.

The following table illustrates the various volume discount levels that may be offered to qualifying purchasers for Class A shares purchased in the primary offering:

Your Investment	Commission as a % of Price per Class A Share (Before Commission)
Up to $500,000	3.0%
$500,001 to $1,000,000	2.5%
$1,000,001 and up	2.0%

For an example of how the volume discount is calculated, assuming a Class A NAV per share of $12.00 and no volume discount per share, if an investor purchases $800,000 of Class A shares, the investor would pay $12.36 per share and purchase 64,724 shares. With the volume discount, the investor would pay $12.30 per share and purchase 65,040 Class A shares.

If you qualify for a volume discount as the result of multiple purchases of our Class A shares, you will receive the benefit of the applicable volume discount for the individual purchase which qualified you for the volume discount, but you will not be entitled to the benefit for prior purchases. Additionally, once you qualify for a volume discount, you will receive the benefit for subsequent purchases through the same participating broker-dealer. For this purpose, if you purchase Class A shares issued and sold in this offering, you will receive the benefit of such Class A share purchases in connection with qualifying for volume discounts in our subsequent offerings through the same participating broker-dealer.

As set forth below, purchase orders of Class A shares of several persons may be combined as one “qualifying purchaser” for the purpose of qualifying for a volume discount, and for determining commissions payable to the dealer manager and participating broker-dealers. For the purposes of such volume discounts, the term “qualifying purchaser” includes:

•	related retail and individual retirement accounts for a client, his/her spouse and dependent children;

•

any account under the discretion of a professional advisor may be considered a qualifying purchaser with the professional advisor (professional advisors include certified public accountants, lawyers and money managers);

•

corporations and their subsidiaries may be qualifying purchasers with chief executive officers, executive management and other key contacts within the firm (any of these individual’s personal accounts may be included in this relationship); and

•	non-professional individuals with power of attorney over multiple accounts (this excludes lawyers, certified public accounts etc.) may be considered qualifying purchasers.

Any request to combine purchases of our Class A shares will be subject to our verification that such purchases were made by a “qualifying purchaser.”

Requests to combine purchase orders of Class A shares as a part of a combined order for the purpose of qualifying for discounts or fee waivers must be made in writing by the broker-dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers. As with discounts provided to other purchasers, the net proceeds per share that we receive from the sale of shares will not be affected by discounts provided as a result of a combined order.

Your ability to receive a discount or fee waiver based on combining orders or otherwise may depend on the financial advisor or broker-dealer through which you purchase your Class A shares. An investor qualifying for a discount will receive a higher percentage return on his or her investment than investors who do not qualify for such discount. Accordingly, you should consult with your financial advisor about the ability to receive such discounts or fee waivers before purchasing Class A shares.

The dealer manager may, from time to time, enter into participating broker-dealer agreements that provide for selling commissions that are less than the selling commissions that would otherwise apply as described in this prospectus. For purposes of calculations in the “Plan of Distribution” section and elsewhere in this prospectus, we have assumed a selling commission of 3.0% of the NAV per Class A share sold in the primary offering.

We will not pay selling commissions on any Class A shares issued or sold under our long-term incentive plan or to our directors, our advisor or its employees or affiliates.

Class B Shares. We will not pay selling commissions on Class B shares sold in this offering.

Distribution Reinvestment Plan Shares. We will not pay selling commissions on shares of any class sold pursuant to our distribution reinvestment plan.

Sponsor’s Prior Programs

The following disclosure is added (1) at the end of the first full risk factor on page 31 of our prospectus, captioned “Our ability to redeem your shares may be limited, and our board of directors may modify or suspend our redemption plan at any time,” and (2) at the end of the first full paragraph under “Share Purchases and Redemptions—Redeeming Shares—General” on page 175 of our prospectus:

Two prior programs of our sponsor temporarily suspended their share redemption plans in the past. We cannot guarantee that we will not suspend our share redemption plan in the future.

Form of Subscription Agreement

A revised form of subscription agreement is attached to this supplement as Exhibit A. The revised form supersedes and replaces the form included as Appendix C to the prospectus dated April 12, 2013.

EXHIBIT A

APPENDIX C: FORM OF SUBSCRIPTION AGREEMENT

Investor Instructions

1.	Investment

PLEASE NOTE: We do not accept money orders, traveler’s checks, starter checks, foreign checks, counter checks, third-party checks or cash.

Generally, you must initially invest at least $2,500 in our shares to be eligible to participate in this offering. In order to satisfy this minimum purchase requirement, unless otherwise prohibited by state law, a husband and wife may jointly contribute funds from their separate IRAs, provided that each such contribution is made in increments of $100. You should note that an investment in our shares will not, in itself, create a retirement plan and that, in order to create a retirement plan, you must comply with all applicable provisions of the Code. If you have satisfied the applicable minimum purchase requirement, any additional purchase must be in increments of $500. The investment minimum for subsequent purchases does not apply to shares purchased pursuant to our distribution reinvestment plan.

2.	Investment Type

Please check the appropriate box to indicate the class of shares you intend to purchase.

3.	Account Type- Check One Box Only

Please check the appropriate box to indicate the account type of the subscription.

4.	Investor Information - SSN or TIN Required. (Individual Investors only)

To help the government fight the funding of terrorism and money laundering activities, federal law requires all financial institutions to obtain, verify and record information that identifies each person who opens an account or person(s) authorized to effect transactions in an account. When you open an account, we will ask for your name, address, date of birth and other information that will allow us to identify you. Some or all of this information will be used to verify the identity of all persons opening an account.

You must include a permanent street address even if your mailing address is a P.O. Box. If the investment is to be held by joint owners you must provide the requested investor information for each joint owner.

Enter the name(s), mailing address and telephone numbers of the registered owner of the investment. Non-resident aliens must also supply IRS form W-8BEN.

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct.

Over Please

5.	Trust/Business Account Information (ex: trusts, corporations, partnerships, etc.)

If you are establishing an account for a legal entity, please provide the most recent versions of the documents listed below. RREEF Property Trust reserves the right to require additional documents on future transactions. Please note this is not an all inclusive list of documents.

Please Note: You must indicate if the Account is engaged in internet gambling or support companies engaged in internet gambling.

You must include a permanent street address even if your mailing address is a P.O. Box. Please be sure to indicate the country of citizenship for all resident aliens. Non-resident aliens must also supply IRS form W-8BEN.

Enter the name(s), SSN, mailing address and telephone numbers of all trustee/guardian/conservator/authorized signer(s).

For Trust Accounts, please attach a separate sheet with the requested information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts, please attach a separate sheet with the requested information for each additional ultimate beneficial owner.

Trust: Trust document (copy of the portion(s) of the trust document that shows the name of the trust, date of the trust, and the trustee name(s)) or certificate/affidavit of trust

Corporation: Articles of incorporation, certificate of incumbency or corporate by-laws

Financial institution regulated by a federal regulator: Registration certificate

Guardianship/conservatorship: Appointment of guardian/conservator certified within 60 days

Partnership or sole proprietorship: Most recent agreement or documentation showing the existence of a partnership or sole proprietorship

Estate: Appointment of executor(trix) certified within 60 days

Bank regulated by a state bank regulator: Registration certificate

Publicly traded company: (Please provide company’s CUSIP number)

Retirement plan under ERISA: Copy of plan document (If each participant is to have a separate account for the contributions, call us for special forms)

6.	Investment Title - SSN or TIN Required

All investors must complete the space provided for taxpayer identification number or social security number. By signing in Section 11, you are certifying that this number is correct.

Please print the exact name(s) in which shares are to be registered. Include the trust/entity name, if applicable. If the account is Qualified, include the names and taxpayer identification numbers of the investor and the custodian or trustee.

7.	Custodian/ Trustee Information

Complete this section if the registered owner of the investment will be a Custodian Plan or Trust.

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

If you wish to purchase shares through an IRA, and need an IRA account, First Trust Retirement has agreed to serve as IRA custodian for such purpose. RREEF Property Trust, Inc. will pay the first-year annual IRA maintenance fees of such accounts with First Trust Retirement. Thereafter, investors will be responsible for the annual IRA maintenance fees. A separate IRA Application from First Trust Retirement must be completed and can be found in the RREEF Property Trust Combined/Traditional Roth Package. Further information about custodial services is also available through your broker or our dealer manager.

8.	Distribution Information (Choose one or more of the following options)

PLEASE NOTE: If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly notify RREEF Property Trust, Inc. in writing if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

Complete this section to enroll in the Distribution Reinvestment Plan, to elect to receive distributions by direct deposit and/or to elect to receive distributions by check. If you elect direct deposit, you must attach a voided check with this completed Subscription Agreement. If you choose to enroll in the DRP, all of your distributions will be reinvested through the Distribution Reinvestment Plan. (If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.)

9.	Broker-Dealer and Registered Representative Information

PLEASE NOTE: The Broker-Dealer or Registered Investment Advisor must complete and sign this section of the Subscription Agreement. All Fields are Mandatory.

Required Representations: By signing Section 9, the registered representative of the Broker-Dealer or Registered Investment Advisor confirms on behalf of the Broker-Dealer that he or she:

•	has reasonable grounds to believe the information and representations concerning the investor identified herein are true, correct, and complete in all respects;

•	has discussed the investor’s prospective purchase of shares with such investor;

•

has advised such investor of all pertinent facts with regard to the lack of liquidity and marketability of the shares and other fundamental risks related to the investment in the shares, the restrictions on transfer of the shares and the risk that the investor could lose his or her entire investment in the shares;

•	has delivered to the investor the Prospectus required to be delivered in connection with this subscription;

•	has reasonable grounds to believe the investor is purchasing these shares for the account referenced in Section 6, and

•

has reasonable grounds to believe the purchase of shares is a suitable investment for such investor, and such investor meets the suitability standards applicable to the investor set forth in the Prospectus and such investor is in a financial position to enable the investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto.

In addition, the registered representative of the Broker-Dealer or Registered Investment Advisor represents that he or she and the Broker-Dealer, (i) are duly licensed and may lawfully offer and sell the shares in the state where the investment was made and in the state designated as the investor’s legal residence in Section 4; and (ii) agree to maintain records of the information used to determine that an investment in shares is suitable and appropriate for the investor for a period of six years.

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, our Prospectus supplements, annual reports, proxy statements, and other stockbroker communications and reports, you may elect to receive electronic delivery of stockholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing the Subscription Agreement in section 10, you acknowledge and agree that you will not receive paper copies of any stockholder communications unless (i) you notify RREEF Property Trust, Inc. that you are revoking this election with respect to all stockholder communications or (ii) you specifically request that RREEF Property Trust, Inc. send a paper copy of a particular stockholder communications to you. RREEF Property Trust, Inc. has advised you that you have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. You also understand that you have the right to request a paper copy of any stockholder communication. By electing electronic delivery, you understand that you may incur certain costs associated with spending time online and downloading and printing stockholder communications and you may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair your timely receipt of or access to stockholder communications.

11.	Subscriber Signatures

Please separately initial each of the representations in paragraph (1) through (5). If a Kansas resident you must also initial paragraph (6), if a Massachusetts resident you must also initial paragraph (7), if a Nebraska resident you must also initial paragraph (8), if a New Jersey resident, you must also initial paragraph (9), if a New Mexico resident you must also initial paragraph (10), if an Ohio resident you must also initial paragraph (11) and if a Tennessee resident you must also initial paragraph (12). Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make such representations on your behalf.

Please refer to the Prospectus under “Suitability Standards” to verify that you meet the minimum suitability standards imposed by the state of your primary residence.

By signing this Subscription Agreement, you agree to provide the information in Section 11 of the agreement and confirm the information is true and correct. If we are unable to verify your identity or that of another person authorized to act on your behalf or if we believe we have identified potential criminal activity, we reserve the right to take action as we deem appropriate, including, but not limited to, closing your account or refusing to establish your account.

Except for Pennsylvania investors (as described below), the Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9872012755 FAO: (Include Account Title)

For Pennsylvania investors only, until RREEF Property Trust, Inc. has raised the minimum offering amount applicable to Pennsylvania investors, all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to:

UMB Bank, N.A. as Escrow Agent

for RREEF Property Trust, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976025

FAO: (Include Account Title)

Subscription Agreement

1.	Investment

Amount of Subscription:	State of Sale:

Minimum Initial Investment is $2,500

Money Orders, Traveler’s Checks, Starter Checks, Foreign Checks, Counter Checks, Third-Party Checks or Cash cannot be accepted.

Payment will be made with:                 ☐ Enclosed Check                ☐ Funds Wired

2.	Investment Type

Please consult with your financial advisor and check one of the following options pertaining to the class of shares you intend to purchase. The Prospectus contains additional information regarding the share classes, including the different fees which are payable with respect to each class.

☐ Class A Shares

☐ Class B Shares

3.	Account Type - Check One Box Only

Non-Qualified Registration Types		Qualified Registration Types

☐ Individual (If TOD, attach application)	☐ UGMA: State of	☐ Traditional (Individual) IRA	☐ SEP IRA
☐ Joint Tenant* (If TOD, attach application)	☐ UTMA: State of	☐ Simple IRA	☐ ROTH IRA
☐ Tenants in Common*	☐ Corporation**	☐ Beneficial IRA
☐ Community Property*	☐ S-Corp ☐ C-Corp (Will default to S-Corp if nothing is marked)	as Beneficiary for:
☐ Trust**	☐ Partnership**	☐ Profit Sharing Plan**	☐ Pension Plan**
☐ Non-Profit Organization**	☐ Other (Specify)	☐ KEOGH Plan**
☐ Estate

*All parties must sign.	**Please attach pages of trust/plan document (or Articles of Incorporation) which lists the names of trust/plan, trustees, signatures and date.
The Certification of Investment Powers for Trust Accounts form may be completed in lieu of providing trust documents.

4.	Investor Information - SSN or TIN Required. (Individual Investors only)

Investor #1 Name:	SSN/Tax ID:	DOB:
Street Address:
City:	State:	Zip Code:
Optional Mailing Address:
City:	State:	Zip Code:
Phone (day):	Phone (evening):
E-mail:

☐ US Citizen	☐ US Citizen residing outside the US	☐ Resident Alien	☐ Check here if you are subject to backup withholding

☐ Foreign citizen and resident, country:	Select one: ☐ Employed ☐ Not-employed ☐ Retired

If you checked not-employed or retired, please provide source of income:

Occupation:	Name of employer:

Address of employer:	City:	State:	Zip Code:

A foreign citizen and resident must provide his or her taxpayer identification number or a Form W-8BEN (available at http://www.irs.gov/pub/us-pdf/fwben.pdf with instructions at http://irs.gov/pub/irs-pdf/iw8ben.pdf) with this subscription agreement.

Investor #2 Name:	SSN/Tax ID:	DOB:
Street Address:
City:	State:	Zip Code:
Optional Mailing Address:
City:	State:	Zip Code:
Phone (day):	Phone (evening):
E-mail:

☐ US Citizen	☐ US Citizen residing outside the US	☐ Resident Alien	☐ Check here if you are subject to backup withholding

☐ Foreign citizen and resident, country:	Select one: ☐ Employed ☐ Not-employed ☐ Retired

If you checked not-employed or retired, please provide source of income:

Occupation:	Name of employer:

Address of employer:	City:	State:	Zip Code:

5.	Trust/Business Account Information (ex: trusts, corporations, partnerships, etc.)

For a trust or business account, is the entity engaged in internet gambling or support companies engaged in internet gambling?

Select one:    ☐  Yes    ☐  No

Name of trustee/guardian/conservator/ authorized signer	Social Security number of trustee/ guardian/conservator/authorized signer	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code
Mailing address (if different)	City	State	Zip Code
Daytime phone number Extension	E-mail address

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name of trustee/guardian/conservator/ authorized signer	Social Security number of trustee/ guardian/conservator/authorized signer	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code
Mailing address (if different)	City	State	Zip Code
Daytime phone number Extension	E-mail address

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

For Trust Accounts Only

☐  Check here if the grantor/settlor is the same as the trustee

For trust accounts, name of grantor/settlor (if different from trustee)	Social Security number of grantor/settlor	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional trustee, grantor/settlor, or authorized signer.

For Business Accounts Only

Please provide the industry in which the legal entity operates:

For business accounts, please provide a listing of all ultimate beneficial owners or controlling parties which have an interest equal to or greater than 25% (If there are none, write “none” above name or leave blank)

Name	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Name	Social Security number	Date of birth – MM/DD/YYYY
US residential address (P.O. Box not acceptable)	City	State	Zip Code

Select one: ☐ US citizen ☐ Resident alien	If resident alien, please provide country of citizenship:

Please attach a separate sheet with the above information for each additional ultimate beneficial owner.

6.	Investment Title - SSN or TIN Required

Please print names in which shares of common stock are to be registered. Include trust name if applicable. If IRA or qualified plan, include both custodian and investor names and Tax ID Numbers. If same as above, write “Same.” (This is the name that will appear on your statement.)

Title Line 1:
Title Line 2:
Primary SSN/TIN:	Secondary SSN/TIN:

7.	Custodian/Trustee Information

Make checks payable to the custodian and send ALL paperwork directly to the custodian. The custodian is responsible for sending payments pursuant to the instructions as set forth below.

Trustee Name:
Trustee Address 1:
Trustee Address 2:
Trustee City:	State: Zip Code:
Trustee Telephone Number:	Trustee Tax Identification Number:
Investor’s Account Number with Trustee:

Important Note About Proxy Voting: By signing this subscription agreement, Custodian/Trustee authorizes the investor to vote the number of shares of common stock of RREEF Property Trust, Inc. that are beneficially owned by the investor as reflected on the records of RREEF Property Trust, Inc. as of the applicable record date at any meeting of the stockholders of RREEF Property Trust, Inc. This authorization shall remain in place until revoked in writing by Custodian/Trustee. RREEF Property Trust, Inc. is hereby authorized to notify the investor of his or her right to vote consistent with this authorization.

8.	Distribution Information (Choose one or more of the following options)

If you select more than one option you must indicate the percentage of your distribution to be applied to each option and the sum of the allocations must equal 100%.

If you do not complete this section, distributions will be paid to the registered owner at the address in Section 4. IRA accounts may not direct distributions without the custodian’s approval.

If you elect to participate in the Distribution Reinvestment Plan, you are requested to promptly provide written notification to RREEF Property Trust, Inc., c/o DST Systems, Inc., 430 W. 7th Street, Kansas City, MO 64105, if at any time you experience a material change in your financial condition, including the failure to meet the income and net worth standards imposed by your state of residence and as set forth in the Prospectus and this Subscription Agreement relating to such investment. This request in no way shifts the responsibility of RREEF Property Trust, Inc.’s sponsor, or any other person selling shares on behalf of RREEF Property Trust, Inc. to you, to make every reasonable effort to determine that the purchase of RREEF Property Trust, Inc.’s shares is a suitable and appropriate investment based on information provided by you.

% of Distribution

☐ I prefer to participate in the Distribution Reinvestment Plan, as described in the Prospectus.

☐ Send distributions via check to investor’s home address (or for Qualified Plans to the address listed in Section 7)

☐ Send distributions via check to the alternate payee listed here (not available for Qualified Plans without the custodian’s approval)

Name:
Address:
City:	State: Zip Code:
Account Number:

☐	Direct Deposit (Attach Voided Check) I authorize RREEF Property Trust, Inc. or its agent to deposit my distributions in the checking or savings account identified below. This authority will remain in force until I notify RREEF Property Trust, Inc. in writing to cancel it. In the event that RREEF Property Trust, Inc. deposits funds erroneously into my account, RREEF Property Trust, Inc. is authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name:	% of Distribution	☐ Checking
ABA/ Routing Number:	Account Number:	☐ Savings

9.	Broker - Dealer and Registered Representative Information

Broker-Dealer Name:
Representative Name:		Rep Number:
Representative’s Firm Name:		Branch ID:
Representative’s Address:
Representative’s City:	State:	Zip Code:
Representative’s Phone:	Representative’s Fax Number:
Representative’s E-mail Address:

This Subscription was made as follows:

☐ Through a participating Broker-Dealer

☐ Through a participating RIA* unaffiliated with a participating Broker-Dealer

*      A participating RIA is a RIA who has entered into a Placement Agreement

☐ Shares are being purchased net of up-front commissions (Class A Shares only)

Based on the information I obtained from the subscriber regarding the subscriber’s financial situation and investment objectives, I hereby certify to RREEF Property Trust, Inc. that I have reasonable grounds for believing that the purchase of the Shares by the Subscriber is a suitable and appropriate investment for this Subscriber.

Signature of Financial Representative:	Date:

(If required by Broker-Dealer) Branch Manager Signature:	Date:

10.	Electronic Delivery (Optional)

Instead of receiving paper copies of this Prospectus, Prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from RREEF Property Trust, Inc. If you would like to consent to electronic delivery, including pursuant to CD-ROM or electronic mail, please sign and return this election with your Subscription Agreement.

By signing below, I acknowledge and agree that I will not receive paper copies of any stockholder communications unless (i) I notify RREEF Property Trust, Inc. that I am revoking this election with respect to all stockholder communications or (ii) I specifically request that RREEF Property Trust, Inc. send a paper copy of a particular stockholder communications to me. RREEF Property Trust, Inc. has advised me that I have the right to revoke this election at any time and receive all stockholder communications as paper copies through the mail. I also understand that I have the right to request a paper copy of any stockholder communication.

By electing electronic delivery, I understand that I may incur certain costs associated with spending time online and downloading and printing stockholder communications and I may be required to download software to read documents delivered in electronic format. Electronic delivery also involves risks related to system or network outages that could impair my timely receipt of or access to stockholder communications.

Signature of Investor:	Date:
Signature of Joint Investor:	Date:
E-mail: (If blank - email from Section 4 will be used)

11.	Subscriber Signatures

Please separately initial each of the representations below. Except in the case of fiduciary, you may not grant any person or power of attorney to make such representations on your behalf. I hereby acknowledge and/or represent the following:

Owner	Co-Owner

1. I have received the final Prospectus of RREEF Property Trust, Inc. at least five business days before signing the Subscription Agreement. In addition, I acknowledge that after the end of each business day following the escrow period, I can access the NAV per share for each class of shares through RREEF Property Trust, Inc.’s website and toll-free automated telephone line.

Owner	Co-Owner

2. I have (i) a minimum net worth (exclusive of home, home furnishings and personal automobiles) of at least $250,000 or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000, and, if applicable, I meet the higher net worth and gross income requirements imposed by my state of primary residence as set forth in the Prospectus under “Suitability Standards.” In addition, not more than 10% of my net worth will be invested in shares of RREEF Property Trust, Inc., with net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner	3. I acknowledge that there is no public market for the shares and, thus, my investment in shares is not liquid.

Owner	Co-Owner	4. I am purchasing the shares for the account referenced above.

Owner	Co-Owner

5. I acknowledge that I will not be admitted as a stockholder until my investment has been accepted. The acceptance process includes, but is not limited to, reviewing the Subscription Agreement for completeness and signatures, conducting an Anti-Money Laundering check as required by the USA Patriot Act and payment of the full purchase price of the shares.

Owner	Co-Owner

6.    Kansas: In addition to the suitability standards noted above, it is recommended by the Office of the Kansas Securities Commissioner that purchasers residing in Kansas limit their aggregate investment in the securities of RREEF Property Trust, Inc. and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as that portion of total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

7.    Massachusetts: In addition to the suitability standards noted above, it is recommended by the Massachusetts Securities Division that purchasers residing in Massachusetts limit their aggregate investment in the securities of RREEF Property Trust, Inc. and other non-traded real estate investment trusts to not more than 10% of their liquid net worth, with liquid net worth being defined as the portion of the total net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

8.    Nebraska: In addition to the suitability standards noted above, purchasers residing in Nebraska are required to have either a minimum net worth of $350,000 or a minimum gross annual income of at least $70,000 and a minimum net worth of at least $100,000. The total investment in RREEF Property Trust, Inc. and other similar programs may not exceed 10% of the purchaser’s liquid net worth, with liquid net worth being defined as that portion of net worth that consists of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

9.    New Jersey: In addition to the suitability standards noted above, purchasers residing in New Jersey may not invest more than 10% of their liquid net worth in RREEF Property Trust’s shares and shares of other direct participation programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

10. New Mexico: In addition to the suitability standards noted above, purchasers residing in New Mexico may not invest more than 10% of their liquid net worth in RREEF Property Trust’s shares, shares of RREEF Property Trust’s affiliates and other non-traded real estate programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities.

Owner	Co-Owner

11. Ohio: In addition to the suitability standards noted above, purchasers residing in Ohio may not invest more than 10% of their liquid net worth in RREEF Property Trust, Inc.’s shares, shares of RREEF Property Trust, Inc.’s affiliates and other non-traded real estate investment programs, with liquid net worth being defined as that portion of net worth that is comprised of cash, cash equivalents and readily marketable securities (less liabilities).

Owner	Co-Owner

12. Tennessee: In addition to the suitability standards noted above, purchasers residing in Tennessee are required to have either a minimum net worth of $500,000 or a minimum gross annual income of at least $100,000 and a minimum net worth of at least $100,000.

I ACKNOWLEDGE RECEIPT OF THE PROSPECTUS, WHETHER OVER THE INTERNET, ON A CD-ROM, A PAPER COPY OR ANY OTHER DELIVERY METHOD. IF MY SUBSCRIPTION IS ACCEPTED, RREEF PROPERTY TRUST, INC. WILL SEND ME CONFIRMATION OF MY PURCHASE AFTER I HAVE BEEN ADMITTED AS A STOCKHOLDER.

Substitute IRS Form W-9 (required for U.S. investors only): I HEREBY CERTIFY under penalty of perjury (i) that the taxpayer identification number shown on this Subscription Agreement is my correct tax payer identification number, (ii) that I am not subject to backup withholding either because I am exempt from backup withholding, I have not been notified that I am subject to backup withholding as a result of a failure to report all interest or distributions, or the IRS has notified me that I am no longer subject to backup withholdings, and (iii) I am a U.S. citizen or other U.S. person.

You must cross out clause (ii) above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax returns.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications to avoid backup withholding.

Signature of Investor:	Date:
Signature of Joint Investor or for Qualified Plans, of Trustee/Custodian:	Date:

Except for Pennsylvania investors (as described below), the Subscription Agreement, together with a check made payable to “RREEF Property Trust, Inc.” for the full purchase price, should be delivered or mailed by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail Investment Processing Department c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail Investment Processing Department c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to: UMB Bank, N.A. 1010 Grand Boulevard, 4th Floor Kansas City, MO 64106 ABA #: 101000695 Account #: 9872012755 FAO: (Include Account Title)

For Pennsylvania investors only, until RREEF Property Trust, Inc. has raised the minimum offering amount applicable to Pennsylvania investors, all payments should be made payable to the order of “UMB Bank, N.A., as Escrow Agent for RREEF Property Trust, Inc.” and sent/wired to UMB Bank directly. The Subscription Agreement and all additional paperwork should be delivered by your Broker-Dealer or Registered Investment Advisor, as applicable, to:

Regular Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. P.O. Box 219731 Kansas City, MO 64121-9731 Toll Free: 877.907.1148	Overnight Mail UMB Bank, N.A. as Escrow Agent for RREEF Property Trust, Inc. c/o DST Systems, Inc. 430 W. 7th Street Kansas City, MO 64105 Toll Free: 877.907.1148	Subscription Agreements may be faxed to: 855.223.2474	Payment may be wired to:

UMB Bank, N.A. as Escrow Agent

for RREEF Property Trust, Inc.

1010 Grand Boulevard, 4th Floor

Kansas City, MO 64106

ABA #: 101000695

Account #: 9871976025

FAO: (Include Account Title)